(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

Voya Balanced Portfolio, Inc., Voya Intermediate Bond Portfolio, Voya Money Market Portfolio, Voya Variable Funds, and Voya Variable Portfolios, Inc.

We consent to the use of our report dated February 18, 2015, with respect to the financial statements of Voya Index Plus LargeCap Portfolio, Voya Index Plus MidCap Portfolio, and Voya Index Plus SmallCap Portfolio, each a series of Voya Variable Portfolios, Inc., incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also consent to the use of our report dated February 20, 2015, with respect to the financial statements of Voya Australia Index Portfolio, Voya Emerging Markets Index Portfolio, Voya Euro STOXX 50® Index Portfolio, Voya FTSE 100 Index® Portfolio, Voya Hang Seng Index Portfolio, Voya International Index Portfolio, Voya Japan TOPIX Index® Portfolio, Voya RussellTM Large Cap Growth Index Portfolio, Voya RussellTM Large Cap Index Portfolio, Voya RussellTM Large Cap Value Index Portfolio, Voya RussellTM Mid Cap Growth Index Portfolio, Voya RussellTM Mid Cap Index Portfolio, Voya RussellTM Small Cap Index Portfolio, and Voya U.S. Bond Index Portfolio, each a series of Voya Variable Portfolios, Inc., incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We consent to the use of our report dated February 24, 2015, with respect to the financial statements of Voya Balanced Portfolio, a series of Voya Balanced Portfolio, Inc., Voya Global Value Advantage Portfolio and Voya Small Company Portfolio, each a series of Voya Variable Portfolios, Inc., Voya Growth and Income Portfolio, a series of Voya Variable Funds, Voya Intermediate Bond Portfolio, and Voya Money Market Portfolio, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG

Boston, Massachusetts

April 24, 2015